UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2021
NEOPHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
NeoPhotonics Corporation
3081 Zanker Road
San Jose, California 95134
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 232-9200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0025 par value	NPTN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
2021 Target Bonus Program

On September 28, 2021, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of NeoPhotonics Corporation (the “Company”) approved a 2021 incentive bonus program (the “2021 Bonus Program”) for the Company’s executive officers and other employees. The Compensation Committee structured target bonuses for the fiscal year 2021 so that payouts would be determined based in part on achievement against corporate objectives, including:

•Non-GAAP net income from operations for the fiscal year 2021;

•Free cash flow for the fiscal year 2021; and

•Completion of research and development product milestones in fiscal year 2021.

For target bonuses for the fiscal year 2021, the Compensation Committee established performance goals for each of the above metrics that are aligned with corporate objectives that were previously established in the first quarter. While these various performance goals were selected, they are merely non-binding guidelines to be used as one factor in determining the actual bonuses earned. For executives other than the chief executive officer, individual performance goals will also be included in the 2021 Bonus Program.

It is expected that, in the first quarter of 2022, the Compensation Committee will review the Company’s fiscal year 2021 corporate performance against each of the corporate goals and other aspects of corporate and individual performance to determine any actual bonus awards for performance related to the fiscal year 2021.

The Compensation Committee did not make any changes to the target bonus percentages for the Company’s “named executive officers” from 2020, which are as follows:

Named Executive Officer	2021 Target Bonus Percentage
Timothy S. Jenks, President and Chief Executive Officer	100%
Elizabeth Eby, Senior Vice President, Finance and Chief Financial Officer	60%
Dr. Raymond Cheung, Senior Vice President and Chief Operating Officer	60%
Dr. Wupen Yuen, Senior Vice President, Chief Product Officer and General Manager	60%

ITEM 8.01 OTHER EVENTS.

Non-Employee Director Compensation Policy

On September 28, 2021, the Compensation Committee approved a change to the Company’s non-employee director compensation policy. As updated, the policy provides the following compensation package for the Company’s non-employee directors:

Cash Compensation.

Annual retainer	$ 42,500
Additional retainer Audit Committee chair	20,000
Additional retainer Audit Committee member	10,000
Additional retainer Compensation Committee chair	15,000
Additional retainer Compensation Committee member	5,500
Additional retainer Nominating and Corporate Governance Committee chair	10,000
Additional retainer Nominating and Corporate Governance Committee member	4,600
Additional retainer for Lead Independent Director	7,500
Additional payment for Technical Advisory Board per regular meeting	2,500 (1)
(1) If meeting requires one day or more of travel, then amount paid will be $5,000.

Equity Compensation. The Company’s non-employee director compensation policy provides that on the date of each annual stockholders’ meeting, each non-employee director will receive a grant of restricted stock units covering that number of shares of the Company’s common stock equal to (1) $90,000 divided by (2) the fair market value of a share of the Company’s common stock on the date of such grant, which shall vest on the 12 month anniversary of the date of grant subject to the Directors continuous service. The grant will be deemed fully-vested if the Director’s term concludes at the following year’s regular annual stockholders’ meeting, even if such meeting occurs less than twelve months from the previous meeting.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2021	NEOPHOTONICS CORPORATION

	By:	/S/ ELIZABETH EBY
Elizabeth Eby
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)